Exhibit 99

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Raytheon Technologies Reports
Third Quarter 2020 Results

Results reflect continued progress and acceleration of cost reduction and cash conservation actions

•Sales of $14.7 billion; Adjusted sales of $15.0 billion
•GAAP EPS from continuing operations of $0.10, which included $0.48 of net significant and/or non-recurring charges and acquisition accounting adjustments
•Adjusted EPS of $0.58
•Operating cash flow from continuing operations of $1.6 billion
•Free cash flow of $1.2 billion
•Achieved ~$700 million in cost reduction and ~$1.9 billion in cash conservation actions
•Robust Defense backlog of $70.2 billion

WALTHAM, Mass., October 27, 2020 – Raytheon Technologies Corporation (NYSE: RTX) reported third quarter 2020 results.

“We delivered sales that were in line with our expectations as well as better than expected adjusted EPS and free cash flow during the quarter as we achieved approximately $700 million of cost reduction and $1.9 billion of cash conservation actions, which was significantly better than our plan. We are delivering on our commitments to customers while taking the necessary actions that will equip us to weather the current environment and emerge as a stronger business,” said Raytheon Technologies CEO Greg Hayes. “The long-term business fundamentals and earnings power of Raytheon Technologies remain strong with our balanced portfolio, leading businesses and advanced technologies that combine the best of commercial aerospace and defense.”

Raytheon Technologies reported third quarter sales of $14.7 billion and adjusted sales of $15.0 billion. GAAP EPS from continuing operations was $0.10 and included $0.48 of net significant and/or non-recurring charges and acquisition accounting adjustments. This includes a net gain on dispositions of $0.17 per share, which was more than offset by $0.27 of acquisition accounting adjustments primarily related to intangible amortization, $0.26 of charges due to the current economic environment primarily driven by the COVID-19 pandemic, and $0.12 of restructuring. Adjusted EPS was $0.58.

The company recorded net income from continuing operations in the third quarter of $151 million, which included $721 million of net significant and/or nonrecurring charges and acquisition accounting adjustments. Adjusted net income was $872 million. Operating cash flow from continuing operations in the third quarter was $1.6 billion and was better than expected primarily due to the timing of customer collections and the accelerated execution on cash conservation actions. Capital expenditures were $389 million, resulting in free cash flow of $1.2 billion. Free

See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

cash flow included approximately $600 million of merger costs, restructuring and tax payments on divestitures. This quarter's performance includes approximately $700 million of cost savings and approximately $1.9 billion of cash conservation actions, reflecting substantial progress on our previously stated goal of $2 billion in cost savings and $4 billion in cash conservation actions by the end of 2020.

Summary Financial Results – Continuing Operations

($ in millions, except EPS)	3rd Quarter 2020
Reported
Sales	$14,747
Net Income	$151
EPS	$0.10

Adjusted
Sales	$15,047
Net Income	$872
EPS	$0.58

Operating Cash Flow from Continuing Operations	$1,622
Free Cash Flow	$1,233

Bookings and Orders
Backlog at the end of the third quarter was $152.3 billion, of which $82.1 billion was from commercial aerospace and $70.2 billion was from defense.

Notable defense bookings during the quarter included:
•$928 million of classified bookings at Raytheon Intelligence & Space (RIS)
•$473 million of F-135 bookings at Pratt & Whitney
•$320 million award for a multi-year Extravehicular Space Operations Contract (ESOC) to provide services, upgrades and sustainment in support of NASA’s Extra Vehicular Activity (EVA) on the International Space Station at Collins Aerospace
•$186 million on the Army Navy/Transportable Radar Surveillance-Model 2 (AN/TPY-2) radar program for the Kingdom of Saudi Arabia (KSA) at Raytheon Missiles & Defense (RMD)
•$176 million to perform operations and sustainment for the U.S. Air Force’s Launch and Test Range System (LTRS) at RIS

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD). In connection with the merger, the company revised its segment presentation. Prior periods have been revised to reflect the current presentation. Refer to the accompanying tables for further details.

Collins Aerospace

	3rd Quarter			Nine Months
($ in millions)	2020	2019	% Change	2020	2019	% Change
Reported
Sales	$4,274	$6,495	(34)%	$14,914	$19,584	(24)%
Operating Profit	$526	$1,259	(58)%	$1,455	$3,499	(58)%
ROS	12.3%	19.4%		9.8%	17.9%

Adjusted
Sales	$4,278	$6,495	(34)%	$15,036	$19,584	(23)%
Operating Profit	$73	$1,286	(94)%	$1,381	$3,788	(64)%
ROS	1.7%	19.8%		9.2%	19.3%

Note: Prior periods have been revised to reflect the current segment presentation which excludes acquisition accounting adjustments and includes additional corporate expense allocations.

Collins Aerospace had third quarter 2020 adjusted sales of $4,278 million, down 34 percent versus the prior year. Commercial OE was down 44 percent and commercial aftermarket was down 52 percent, while military was up 4 percent. Excluding the impact of the Military GPS and Space ISR divestitures and FX, military was up 8 percent in the quarter. The decrease in commercial sales was driven primarily by the current environment which has resulted in lower flight hours, aircraft fleet utilization and commercial OEM deliveries, as well as the impact of the 737 MAX grounding and lower ADS-B mandate volume. This was slightly offset by higher sales across key military platforms.

Collins Aerospace recorded adjusted operating profit of $73 million in the quarter, down 94 percent versus the prior year. The decrease in adjusted operating profit was driven by lower commercial aerospace OEM and aftermarket sales volume. This was partially offset by cost reduction actions and gross margin drop through on higher military volume.

Pratt & Whitney

	3rd Quarter			Nine Months
($ in millions)	2020	2019	% Change	2020	2019	% Change
Reported
Sales	$3,494	$5,285	(34)%	$12,334	$15,257	(19)%
Operating Profit	$(615)	$520	(218)%	$(597)	$1,447	(141)%
ROS	(17.6)%	9.8%		(4.8)%	9.5%

Adjusted
Sales	$3,790	$5,285	(28)%	$12,728	$15,257	(17)%
Operating Profit	$(43)	$520	(108)%	$321	$1,464	(78)%
ROS	(1.1)%	9.8%		2.5%	9.6%

Note: Prior periods have been revised to reflect the current segment presentation which excludes acquisition accounting adjustments and includes additional corporate expense allocations.

Pratt & Whitney had third quarter 2020 adjusted sales of $3,790 million, down 28 percent versus the prior year. Commercial OE was down 30 percent and commercial aftermarket was down 51 percent, while military was up 11 percent. The decrease in commercial sales was primarily due to a significant reduction in shop visits and related spare part sales and commercial engine deliveries principally driven by the current environment. This was slightly offset by higher F135 engine sales, F117 overhauls and aftermarket growth on multiple fighter jet platforms.

Pratt & Whitney recorded an adjusted operating loss of $43 million in the quarter, down 108 percent versus the prior year. The decrease in adjusted operating profit was primarily driven by lower commercial aerospace sales volume and unfavorable mix. This was partially offset by cost reduction actions and gross margin drop through on higher military volume.

Raytheon Intelligence & Space

	3rd Quarter	Nine Months
($ in millions)	2020	2020
Reported
Sales	$3,674	$6,988
Operating Profit	$348	$659
ROS	9.5%	9.4%

Adjusted
Sales	$3,674	$6,988
Operating Profit	$348	$659
ROS	9.5%	9.4%

Note: Nine months 2020 reported and adjusted results include RIS since the merger date of April 3, 2020. Reported and adjusted numbers do not include RIS pre-merger stub period from March 30, 2020 to April 2, 2020 which had an estimated $200 million of sales and $20 million of operating profit.

RIS had third quarter adjusted sales of $3,674 million and adjusted operating profit of $348 million.

Raytheon Missiles & Defense

	3rd Quarter	Nine Months
($ in millions)	2020	2020
Reported
Sales	$3,794	$7,384
Operating Profit	$453	$850
ROS	11.9%	11.5%

Adjusted
Sales	$3,794	$7,384
Operating Profit	$453	$850
ROS	11.9%	11.5%

Note: Nine months 2020 reported and adjusted results include RMD since the merger date of April 3, 2020. Reported and adjusted numbers do not include RMD pre-merger stub period from March 30, 2020 to April 2, 2020 which had an estimated $200 million of sales and $25 million of operating profit.

RMD had third quarter adjusted sales of $3,794 million and adjusted operating profit of $453 million.

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Conference Call on the Third Quarter 2020 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, October 27, 2020 at 8:30 a.m. ET. The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S. The passcode is 3847687. The conference call will also be audiocast on the Internet at www.rtx.com/investors. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation’s (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income, adjusted earnings per share (“EPS”), adjusted diluted weighted average shares outstanding, and the adjusted effective tax rate are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit (loss) represents income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted diluted weighted average shares outstanding represents diluted weighted average shares outstanding (a GAAP measure), including stock awards which were anti-dilutive during the nine months ended September 30, 2020 as a result of the net loss from operations. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding the tax effect of restructuring costs, acquisition accounting adjustments and other significant items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, and adjustments of operating profit and margins similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and other significant items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC's common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation’s (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of United Technologies Corporation’s (“UTC”) Rockwell Collins acquisition, the merger between UTC and Raytheon Company (“Raytheon”, and such merger, the “merger”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, and the impact of pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand and distribution capabilities as the COVID-19 outbreak continues and results in an increasingly prolonged period of disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, particularly within the aerospace and commercial airlines industries) aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of UTC’s and Raytheon’s businesses or the integration of RTC with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) RTC’s levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by RTC of its common stock, which have been suspended through the end of the calendar year and may continue to be suspended, or discontinued or delayed, at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including a change in the Administration or change in the makeup of Congress following the outcome of the November 2020 elections that may impact, among other things, regulatory approvals, the effect of changes in U.S. trade policies or the U.K.’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate; (17) the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses (including ongoing integration activities from historic UTC and Raytheon acquisitions prior to the merger) cannot be realized in full or at all or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (18) the ability of RTC to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world in light of, among other factors, the COVID-19 outbreak; (19) the expected benefits to RTC of the separation transactions; (20) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes; and (21) the risk that dissynergy costs incurred in connection with the separation transactions will exceed legacy UTC’s or legacy Raytheon’s estimates. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTC-IR
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Raytheon Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2020	2019(1)	2020(1)	2019(1)
Net Sales	$14,747	$11,373	$40,168	$33,655
Costs and Expenses:
Cost of sales	13,004	8,509	33,790	25,482
Research and development	642	592	1,872	1,784
Selling, general and administrative	1,401	902	4,189	2,672
Total Costs and Expenses	15,047	10,003	39,851	29,938
Goodwill impairment	—	—	(3,183)	—
Other income, net	734	60	835	241
Operating profit (loss)	434	1,430	(2,031)	3,958
Non-service pension (income) expense	(253)	(289)	(658)	(681)
Interest expense, net	350	402	1,017	1,174
Income (loss) from continuing operations before income taxes	337	1,317	(2,390)	3,465
Income tax expense	152	306	753	465
Net income (loss) from continuing operations	185	1,011	(3,143)	3,000
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	34	53	112	147
Income (loss) from continuing operations attributable to common shareowners	151	958	(3,255)	2,853
Discontinued operations:
Income (loss) from discontinued operations	13	1,071	(219)	3,185
Income tax (benefit) expense from discontinued operations	(100)	825	137	1,504
Income (loss) from discontinued operations, net of tax	113	246	(356)	1,681
Less: Noncontrolling interest in subsidiaries’ earnings from discontinued operations	—	56	43	140
Income (loss) from discontinued operations attributable to common shareowners	113	190	(399)	1,541
Net income (loss) attributable to common shareowners	$264	$1,148	$(3,654)	$4,394

Earnings (Loss) Per Share attributable to common shareowners - Basic:
Income (loss) from continuing operations	$0.10	$1.12	$(2.48)	$3.34
Income (loss) from discontinued operations	0.08	0.22	(0.30)	1.80
Net income (loss) attributable to common shareowners	$0.17	$1.34	$(2.79)	$5.14
Earnings (Loss) Per Share attributable to common shareowners - Diluted:
Income (loss) from continuing operations	$0.10	$1.11	$(2.48)	$3.31
Income (loss) from discontinued operations	0.08	0.22	(0.30)	1.78
Net income (loss) attributable to common shareowners	$0.17	$1.33	$(2.79)	$5.09

Weighted Average Shares Outstanding:
Basic shares	1,511.5	855.1	1,311.3	854.2
Diluted shares	1,514.2	864.1	1,311.3	862.9
(1)    As a result of the Separation Transactions and the Distributions we have reclassified prior year amounts for Otis and Carrier as discontinued operations.

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended				Nine Months Ended
	(Unaudited)				(Unaudited)
	September 30, 2020		September 30, 2019(1)		September 30, 2020(1)		September 30, 2019(1)
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace Systems	$4,274	$4,278	$6,495	$6,495	$14,914	$15,036	$19,584	$19,584
Pratt & Whitney	$3,494	$3,790	$5,285	$5,285	$12,334	$12,728	$15,257	$15,257
Raytheon Intelligence & Space	$3,674	$3,674	$—	$—	$6,988	$6,988	$—	$—
Raytheon Missiles & Defense	$3,794	$3,794	$—	$—	$7,384	$7,384	$—	$—
Total segments	$15,236	$15,536	$11,780	$11,780	$41,620	$42,136	$34,841	$34,841
Eliminations and other	$(489)	$(489)	$(407)	$(407)	$(1,452)	$(1,452)	$(1,186)	$(1,186)
Consolidated	$14,747	$15,047	$11,373	$11,373	$40,168	$40,684	$33,655	$33,655

Operating Profit (Loss)
Collins Aerospace Systems	$526	$73	$1,259	$1,286	$1,455	$1,381	$3,499	$3,788
Pratt & Whitney	$(615)	$(43)	$520	$520	$(597)	$321	$1,447	$1,464
Raytheon Intelligence & Space	$348	$348	$—	$—	$659	$659	$—	$—
Raytheon Missiles & Defense	$453	$453	$—	$—	$850	$850	$—	$—
Total segments	$712	$831	$1,779	$1,806	$2,367	$3,211	$4,946	$5,252
Eliminations and other	$(51)	$(28)	$(46)	$(46)	$(104)	$(80)	$(115)	$(115)
Corporate expenses and other unallocated items	$(84)	$(10)	$(83)	$(46)	$(491)	$(134)	$(216)	$(132)
FAS/CAS operating adjustment	$380	$380	$—	$—	$736	$736	$—	$—
Acquisition accounting adjustments	$(523)	$—	$(220)	$—	$(4,539)	$—	$(657)	$—
Consolidated	$434	$1,173	$1,430	$1,714	$(2,031)	$3,733	$3,958	$5,005

Segment Operating Profit (Loss) Margin
Collins Aerospace Systems	12.3%	1.7%	19.4%	19.8%	9.8%	9.2%	17.9%	19.3%
Pratt & Whitney	(17.6)%	(1.1)%	9.8%	9.8%	(4.8)%	2.5%	9.5%	9.6%
Raytheon Intelligence & Space	9.5%	9.5%	NM	NM	9.4%	9.4%	NM	NM
Raytheon Missiles & Defense	11.9%	11.9%	NM	NM	11.5%	11.5%	NM	NM
Total segment	4.7%	5.3%	15.1%	15.3%	5.7%	7.6%	14.2%	15.1%
(1)    Legacy UTC segments have been recast for the quarters of 2019, as well as first quarter 2020, as a result of the Separation Transactions, the Distributions and the Raytheon Merger, which resulted in the reclassification of amounts for Otis and Carrier as discontinued operations and revisions to the Company's measurement of segment operating profit.
NM    Not Meaningful

Raytheon Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30, 2020	December 31, 2019
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$10,001	$4,937
Accounts receivable, net	10,115	8,743
Contract assets(2)	9,617	4,462
Inventory, net	9,843	9,047
Assets related to discontinued operations(1)	56	31,823
Other assets, current	3,879	2,565
Total Current Assets	43,511	61,577
Customer financing assets	3,314	3,463
Future income tax benefits	699	884
Fixed assets, net	14,730	10,322
Operating lease right-of-use assets	2,027	1,252
Goodwill	53,524	36,609
Intangible assets, net	41,564	24,473
Other assets(2)	3,030	1,035
Total Assets	$162,399	$139,615

Liabilities, Redeemable Noncontrolling Interests and Equity
Short-term borrowings	$228	$2,293
Accounts payable	8,143	7,816
Accrued liabilities(2)	13,558	9,770
Contract liabilities(2)	12,208	9,014
Liabilities related to discontinued operations(1)	118	14,443
Long-term debt currently due	1,307	3,258
Total Current Liabilities	35,562	46,594
Long-term debt	31,246	37,701
Operating lease liabilities, non-current	1,651	1,093
Future pension and postretirement benefit obligations	14,688	2,487
Other long-term liabilities(2)	9,142	7,414
Total Liabilities	92,289	95,289
Redeemable noncontrolling interests	30	95
Shareowners’ Equity:
Common Stock	36,781	22,955
Treasury Stock	(10,407)	(32,626)
Retained earnings	50,017	61,594
Accumulated other comprehensive loss	(8,012)	(10,149)
Total Shareowners’ Equity	68,379	41,774
Noncontrolling interest	1,701	2,457
Total Equity	70,080	44,231
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$162,399	$139,615
As a result of the Separation Transactions, the Distributions and the Raytheon Merger, certain reclassifications have been made to the prior year amounts to conform to the current year presentation. These reclassifications include:
(1) the reclassification of the historical Otis and Carrier results to assets and liabilities related to discontinued operations
(2) the presentation of contract-related assets and liabilities as current based upon the duration of our operating cycle

Raytheon Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019(1)	2020	2019(1)
Operating Activities:
Net income (loss) from continuing operations	$185	$1,011	$(3,143)	$3,000
Adjustments to reconcile net income (loss) from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,164	692	3,003	2,022
Deferred income tax provision	(152)	9	(34)	19
Stock compensation cost	118	74	253	192
Net periodic pension and other postretirement income	(102)	(227)	(325)	(471)
Goodwill impairment loss	—	—	3,183	—
Change in:
Accounts receivable	(596)	(774)	567	(38)
Contract assets	323	(129)	699	(702)
Inventory	439	(461)	(111)	(1,256)
Other current assets	(201)	(318)	(381)	(640)
Accounts payable and accrued liabilities	529	1,388	(866)	1,170
Contract liabilities	153	220	354	853
Global pension contributions	(22)	(4)	(64)	(41)
Canadian government settlement	—	—	—	(38)
Other operating activities, net	(216)	246	(171)	426
Net cash flows provided by operating activities from continuing operations	1,622	1,727	2,964	4,496
Investing Activities:
Capital expenditures	(389)	(444)	(1,172)	(1,122)
Dispositions of businesses	2,341	1	2,575	134
Cash acquired in Raytheon Merger	—	—	3,208	—
Increase in customer financing assets, net	(9)	(113)	(138)	(445)
Increase in collaboration intangible assets	(30)	(90)	(136)	(259)
Receipts (payments) from settlements of derivative contracts, net	171	99	(115)	160
Other investing activities, net	12	(82)	(70)	(200)
Net cash flows provided by (used in) investing activities from continuing operations	2,096	(629)	4,152	(1,732)
Financing Activities:
Issuance of long-term debt	15	—	1,999	2
Distribution from discontinued operations	—	—	17,207	—
Repayment of long-term debt	(14)	(599)	(15,052)	(612)
(Decrease) increase in short-term borrowings, net	(15)	223	(2,060)	(165)
Proceeds from Common Stock issued under employee stock plans	(4)	3	6	14
Dividends paid on Common Stock	(688)	(611)	(2,026)	(1,830)
Repurchase of Common Stock	—	(42)	(47)	(111)
Net transfers from (to) discontinued operations	(32)	574	(1,998)	1,256
Other financing activities, net	14	35	(85)	(38)
Net cash flows used in financing activities from continuing operations	(724)	(417)	(2,056)	(1,484)
Discontinued Operations:
Net cash (used in) provided by operating activities	(32)	764	(693)	1,605
Net cash used in investing activities	—	(127)	(241)	(241)
Net cash used in financing activities	32	(712)	(1,449)	(1,410)
Net cash flows used in discontinued operations	—	(75)	(2,383)	(46)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	21	(15)	11	(11)
Effect of foreign exchange rate changes on cash and cash equivalents from discontinued operations	—	(65)	(76)	(54)
Net increase in cash, cash equivalents and restricted cash	3,015	526	2,612	1,169
Cash, cash equivalents and restricted cash, beginning of period	7,017	4,334	4,961	3,731
Cash, cash equivalents and restricted cash within assets related to discontinued operations, beginning of period	—	2,521	2,459	2,481
Cash, cash equivalents and restricted cash, end of period	10,032	7,381	10,032	7,381
Less: Restricted cash	31	20	31	20
Less: Cash, cash equivalents and restricted cash for discontinued operations	—	2,378	—	2,378
Cash and cash equivalents, end of period	$10,001	$4,983	$10,001	$4,983
(1)    As a result of the Separation Transactions, the Distributions and the Raytheon Merger, certain reclassifications have been made to the prior year amounts to conform to the current year presentation. These reclassifications include the reclassification of the historical Otis and Carrier results to discontinued operations and the reclassification of lease amortization within our presentation of cash flows.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2020	2019	2020	2019
Collins Aerospace Systems
Net sales	$4,274	$6,495	$14,914	$19,584
Significant unfavorable contract adjustments(1)	(4)	—	(122)	—
Adjusted net sales	$4,278	$6,495	$15,036	$19,584

Operating profit (loss)	$526	$1,259	$1,455	$3,499
Restructuring	(138)	(27)	(295)	(83)
Significant unfavorable contract adjustments(1)	(25)	—	(169)	—
Bad debt expense driven by customer bankruptcies and collectability risk(1)	(24)	—	(123)	—
Foreign government wage subsidies(1)	32	—	56	—
Fixed asset impairment(1)	—	—	(3)	—
Gain on sale of businesses	608	—	608	—
Loss on sale of business	—	—	—	(25)
Amortization of Rockwell Collins inventory fair value adjustment	—	—	—	(181)
Adjusted operating profit	$73	$1,286	$1,381	$3,788
Adjusted operating profit margin	1.7%	19.8%	9.2%	19.3%
Pratt & Whitney
Net sales	$3,494	$5,285	$12,334	$15,257
Favorable impact of a contract termination	—	—	22	—
Significant unfavorable contract adjustments(1)	(296)	—	(416)	—
Adjusted net sales	$3,790	$5,285	$12,728	$15,257

Operating (loss) profit	$(615)	$520	$(597)	$1,447
Restructuring	(63)	—	(170)	(17)
Bad debt expense driven by customer bankruptcies and collectability risk(1)	(24)	—	(234)	—
Significant unfavorable contract adjustments(1)	(543)	—	(653)	—
Foreign government wage subsidies(1)	58	—	117	—
Favorable impact of a contract termination	—	—	22	—
Adjusted operating (loss) profit	$(43)	$520	$321	$1,464
Adjusted operating (loss) profit margin	(1.1)%	9.8%	2.5%	9.6%
Raytheon Intelligence & Space
Net sales	$3,674	$—	$6,988	$—

Operating profit	$348	$—	$659	$—
Operating profit margin	9.5%	—%	9.4%	—%
Raytheon Missiles & Defense
Net sales	$3,794	$—	$7,384	$—

Operating profit	$453	$—	$850	$—
Operating profit margin	11.9%	—%	11.5%	—%
Corporate, Eliminations and other items
Net sales	$(489)	$(407)	$(1,452)	$(1,186)

Operating loss	$(135)	$(129)	$(595)	$(331)
Restructuring	(44)	(1)	(215)	(3)
Transaction and integration costs related to acquisition of Rockwell Collins, Inc.	—	(11)	—	(30)
Costs associated with the separation of the commercial businesses	(7)	—	(21)	—
Transaction and integration costs associated with the Raytheon Merger	(46)	(25)	(145)	(51)
Adjusted operating loss	$(38)	$(92)	$(214)	$(247)
Acquisition Accounting Adjustments(2)
Operating Loss	$(523)	$(220)	$(4,539)	$(657)
Intangible impairment(1)	—	—	(57)	—

Goodwill impairment(1)	—	—	(3,183)	—
Acquisition accounting adjustments	(523)	(220)	(1,299)	(657)
Adjusted operating profit	$—	$—	$—	$—
RTC Consolidated
Net sales	$14,747	$11,373	$40,168	$33,655
Favorable impact of a contract termination	—	—	22	—
Significant unfavorable contract adjustments	(300)	—	(538)	—
Adjusted net sales	$15,047	$11,373	$40,684	$33,655

Operating profit (loss)	$434	$1,430	$(2,031)	$3,958
Restructuring	(245)	(28)	(680)	(103)
Acquisition accounting adjustments	(523)	(220)	(1,299)	(657)
Total significant non-recurring and non-operational items included in Operating Profit above	29	(36)	(3,785)	(287)
Consolidated adjusted operating profit	$1,173	$1,714	$3,733	$5,005
(1)    Included in other significant items in the table above for the three months ended September 30, 2020 is a net pre-tax charge of $0.5 billion related to the impact of the COVID-19 pandemic. This amount includes $0.6 billion of charges related to significant unfavorable contract adjustments. Included in other significant items in the table above for the nine months ended September 30, 2020, is a net pre-tax charge of $4.2 billion related to the impact of the COVID-19 pandemic. This amount includes a $3.2 billion impairment of goodwill, $0.8 billion of charges related to significant unfavorable contract adjustments and $0.4 billion of charges related to customer bankruptcies and increased collectability risk. Management has determined these items are directly attributable to the COVID-19 pandemic, incremental to similar costs incurred for reasons other than the pandemic, not expected to recur once the impact of the pandemic has subsided, and therefore not indicative of the Company’s ongoing operational performance.

(2)    In conjunction with the Raytheon Merger, we have revised our definition of Adjusted operating profit, Adjusted net income, and Adjusted EPS to exclude the impact of Acquisition accounting adjustments along with restructuring costs and other significant items. Acquisition accounting adjustments include the amortization expense and impairment charges related to acquired intangible assets related to historical acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through historical acquisitions, and the amortization of customer contractual obligations related to loss making or below market contracts acquired. Management believes the revision to these non-GAAP measures is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance. All periods presented reflect the impact of this change.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, Weighted Average Diluted Shares Outstanding and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars and shares in millions - Income (Expense))	2020	2019	2020	2019
Income (loss) from continuing operations attributable to common shareowners	$151	$958	$(3,255)	$2,853
Total Restructuring	(245)	(28)	(680)	(103)
Total Acquisition accounting adjustments	(523)	(220)	(1,299)	(657)
Total significant non-recurring and non-operational items included in Operating Profit	29	(36)	(3,785)	(287)
Significant non-recurring and non-operational items included in Non-service Pension
Pension curtailment	—	98	(25)	98
Pension curtailment / settlement related to Collins Aerospace sale of businesses	(8)	—	(8)	—
Non-service pension restructuring	(5)	—	(5)	—
Significant non-recurring and non-operational items included in Interest Expense, Net
Interest on tax settlements	—	5	—	63
Deferred compensation	—	—	4	—
Tax effect of restructuring and significant non-recurring and non-operational items above	(12)	32	391	194
Significant non-recurring and non-operational items included in Income Tax Expense
Tax expenses associated with the Company's separation of Otis and Carrier	—	—	(415)	—
Tax settlements	—	8	—	272
Tax impact from business disposal	12	—	(10)	—
Tax impact related to debt exchange	11	—	(49)	—
Revaluation of certain international tax incentives	—	—	(46)	—
Revaluation of deferred taxes related to Raytheon merger and the Company's separation of Otis and Carrier	—	—	31	—
Tax impact of Q2 impairment	11	—	11	—
Tax impact as a result of tax reform regulations	9	—	9	—
Less: Impact on net income attributable to common shareowners	(721)	(141)	(5,876)	(420)
Adjusted income from continuing operations attributable to common shareowners	$872	$1,099	$2,621	$3,273

Diluted Earnings Per Share	$0.10	$1.11	$(2.48)	$3.31
Impact on Diluted Earnings Per Share	(0.48)	(0.16)	(4.47)	(0.48)
Adjusted Diluted Earnings Per Share	$0.58	$1.27	$1.99	$3.79

Weighted Average Number of Shares Outstanding
Reported Diluted	1,514.2	864.1	1,311.3	862.9
Impact of dilutive shares(1)	—	—	4.2	—
Adjusted Diluted	1,514.2	864.1	1,315.5	862.9

Effective Tax Rate	45.1%	23.2%	(31.5)%	13.4%
Impact on Effective Tax Rate	(28.3)%	(0.1)%	51.3%	8.0%
Adjusted Effective Tax Rate	16.8%	23.1%	19.8%	21.4%
(1)    The computation of reported diluted earnings per share excludes the effect of the potential exercise of stock awards, including stock appreciation rights and stock options, because their effect was antidilutive in the nine months ended September 30, 2020 due to the reported loss from operations. On an adjusted basis, the Company reported income from continuing operations and the dilutive effect of such awards is included in the calculation of Adjusted Diluted Earnings Per Share.

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2020	2019

Net cash flows provided by operating activities from continuing operations	$1,622	$1,727
Capital expenditures	(389)	(444)
Free cash flow	$1,233	$1,283

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2020	2019

Net cash flows provided by operating activities from continuing operations	$2,964	$4,496
Capital expenditures	(1,172)	(1,122)
Free cash flow	$1,792	$3,374